UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Form 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 29, 2008

SOLAR THIN FILMS, INC. (Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation)	000-19404 (Commission File Number)	95-4359228 (IRS Employer Identification No.)

25 Highland Blvd., Dix Hills, New York 11746 Telephone No.: (516) 417-8454 (Address and telephone number of Registrant's principal executive offices and principal place of business)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

ྎ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

ྎ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

ྎ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

ྎ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

On September 29, 2008, Solar Thin Films, Inc. (the “Company”) and Kraft Electronikai Zrt, a Hungarian corporation and wholly owned subsidiary of the Company (“Kraft”), entered into a stock exchange agreement (the “Exchange Agreement”) with BudaSolar Technologies Co. Ltd. (“BudaSolar”), New Palace Investments Ltd., a Cyprus corporation (“NPI”), Istvan Krafcsik (“Krafcsik”) and Attila Horvath (“Horvath”, and collectively with NPI and Krafcsik, the “BudaSolar Stockholders”). Under the terms of the Exchange Agreement, Kraft agreed to acquire from the BudaSolar Stockholders 100% of the outstanding registered share equity capital of BudaSolar in exchange for 40% of the outstanding capital stock or share capital of Kraft (the “Kraft Shares”) on a fully diluted basis (the “Share Exchange”).

The BudaSolar Stockholders have the right to cause the Company to buy 50% of the Kraft Shares (20% of the outstanding capital stock of Kraft) beginning on January 2, 2012 and to the extent the Company has not previously exercised its Call Option (as defined below), the BudaSolar Stockholders have the right to cause the Company to buy the remaining 50% of the Kraft Shares beginning on January 2, 2014 at a purchase price equal to the product of multiplying (i) the percentage by which the amount that one-half of the equity then owned by the BudaSolar Stockholders bears to 100% of the fully-diluted equity or share capital of Kraft, by (ii) 8 times the average of the pre-tax profits of Kraft for the 2 financial years ended December 31, 2010 and December 31, 2011 (as to the 2012 buy-out) and December 31, 2012 and December 31, 2013 (as to the 2014 buy-out), respectively. In the event the BudaSolar Stockholders do not exercise the 2012 buy-out right, then the BudaSolar Stockholders may increase their 2014 buy-out right to cause the Company to purchase 100% of the Kraft Shares at the 2014 buy-out price. On either or both occasions that the buy-out right is exercised by the BudaSolar Stockholders, the purchase price is payable, at the option of the Company, either in cash or 50% in cash and the balance evidenced by the Company’s 8% note (secured by a pledge of the purchased shares) due not later than two years from the date of the purchase of the shares.

Beginning on January 2, 2012 and ending on June 30, 2012, the Company and Kraft have the right to acquire from the BudaSolar Stockholders 100% of the Kraft Shares owned by them or their affiliates (the “Call Option”) at a purchase price equal to the product of multiplying (i) the percentage by which the amount that the Call Option shares bears to 100% of the fully-diluted equity or share capital of Kraft, by (ii) 8 times the higher of the pre-tax profits of Kraft for the 2 financial years ended December 31, 2010 and December 31, 2011.

Under the Exchange Agreement, the Company agreed to increase the capital of Kraft (the "Share Capital Increase") by investing USD $3,000,000 equivalent in Hungarian Forints in Kraft calculated at the then current exchange rate. The Share Capital Increase is payable as follows:

• USD $250,000 (paid October 1, 2008); and (ii) commencing October 31, 2008 and on or before the last business day of each succeeding month and until the Closing Date (as defined herein), the Company shall provide an additional USD $250,000 to BudaSolar in such month (collectively, the “Deposit”); and

• on the Closing Date, the Company shall provide Kraft with (A) USD $3,000,000 Dollars in cash, less (B) the aggregate amount of the Deposit paid in cash prior to the Closing Date.

In the event that the Exchange Agreement terminates or the closing does not occur by February 15, 2009, then BudaSolar shall thereafter continue to render certain technical services to Kraft under a cooperation agreement entered into simultaneously with the Exchange Agreement.

The Exchange Agreement contains customary representations, warranties and covenants of the Company, Kraft, BudaSolar and the BudaSolar Stockholders for similar transactions. All covenants survive until fulfilled in accordance with their respective terms. The Exchange Agreement contains a mutual indemnification provision for breach of or inaccuracy in any representation or warranty and any breach or failure to fully perform any covenant by any party to the Exchange Agreement. In addition, the BudaSolar Stockholders agreed that, for a period of five years from the Closing Date, they will neither compete with the business, nor solicit the employees of, Kraft, the Company, BudaSolar, or any of their respective direct or indirect subsidiaries.

The consummation of the Share Exchange and other transactions set forth in the Exchange Agreement is subject to certain closing conditions, including (i) the parties’ satisfaction with their respective due diligence investigations; (ii) the execution and delivery of five year employment agreements for each of Istvan Krafcsik and Attila Horvath as President and Chief Operating Officer of Kraft and its BudaSolar subsidiary, respectively; (iii) the execution and delivery of a shareholders agreement between the Company, Kraft and the BudaSolar Stockholders; (iv) the Company’s receipt of not less than USD $3,000,000 in net proceeds from a public or private financing which shall be used to provide all or a portion of the Share Capital Increase to Kraft; (v) BudaSolar’s delivery to the Company and Kraft of audited financial statements of BudaSolar from the period of inception through September 30, 2008; (vi) a corporate name change of Kraft to STF Technologies, Ltd. or such other corporate name as the parties shall mutually agree upon.

The closing is also subject to receipt and approval by the parties of the disclosure schedules required pursuant to the Exchange Agreement by no later than October 15, 2008. The closing is expected to occur as soon as practicable, but in any event by February 15, 2009 (the “Closing Date”).  However, there can be no assurances that the Share Exchange will be consummated.

On September 29, 2008, the Company and Kraft entered into a cooperation agreement (the “Cooperation Agreement”) with BudaSolar, Krafcsik and Horvath which governs the relationship and cooperation between the parties during the interim period until the closing of Share Exchange. Under the Cooperation Agreement, BudaSolar agreed to provide Kraft with technical and consultancy services and cooperate in the area of improvements to Kraft’s single product line consisting of equipment and components that are used to manufacture amorphous silicon solar panels or modules (the “Products”). In addition, Kraft and BudaSolar will offer and sell the 6MW line of Products solely as a Kraft product and under Kraft name. Kraft will act as selling agent regarding the 36 MW line of Products of BudaSolar and shall entitled to receive a 5% agent’s commissions of the gross sales price of each sale 36 MW line of Products. For its services under this Agreement, BudaSolar shall be entitled to charge Kraft a fee for its know-how and the expertise of BudaSolar personnel equal to the sum of (a) the actual costs and expenses incurred by BudaSolar, plus (b) 40% of the net earnings and profits before taxes that are derived by Kraft under existing contracts as at the date of the Cooperation Agreement. BudaSolar shall utilize all or an appropriate portion of the Deposit as payment and prepayment of its service fees. In addition to its service fees, BudaSolar shall be entitled to receive a royalty (not exceeding USD $4,000,000) equal to 3% of the net sales price received in cash by Kraft with respect to each order for the 6MW line of Products sold by Kraft. If for any reason the Share Exchange is not consummated, the Cooperation Agreement shall continue in force and effect until terminated by either Kraft or BudaSolar.

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

See Item 1.01 above.

Item 8.01 Other Events.

On October 3, 2008, the Company issued a press release announcing the events described in Item 1.01. A copy of the Company’s press release is attached as Exhibit 99.1 and incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.

(a) Financial statements of businesses acquired.

Not applicable.

(b) Pro forma financial information.

Not applicable.

(c) Shell company transactions.

Not applicable.

(d) Exhibits.

Exhibit Number	Description
10.1
Stock Exchange Agreement dated as of September 29, 2008 by and among Solar Thin Films, Inc., Kraft Electronikai Zrt, BudaSolar Technologies Co. Ltd., New Palace Investments Ltd., Istvan Krafcsik and Attila Horvath.

10.2	Cooperation Agreement dated as of September 29, 2008 by and among Solar Thin Films, Inc., Kraft Electronikai Zrt, BudaSolar Technologies Co. Ltd., Istvan Krafcsik and Attila Horvath.
10.3	Form of Shareholders Agreement by and among Kraft and the shareholders of Kraft listed on the signatures pages thereto.
10.4	Form of Employment Agreement between Kraft and Istvan Krafcsik.
10.5	Form of Employment Agreement between Kraft and Attila Horvath.
99.1	Press Release of Solar Thin Films, Inc. dated as of October 3, 2008.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SOLAR THIN FILMS, INC.

Date: October 3, 2008	By:	/s/ Peter Lewis
Peter Lewis
Chief Executive Officer